UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CONSOLIDATED WATER CO. LTD.

(Name of Registrant as Specified in Its Charter)

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☐	Fee paid previously with preliminary materials.

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Your Vote Counts! Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V90151-P46465-Z92089 CONSOLIDATED WATER CO. LTD. REGATTA OFFICE PARK WINDWARD THREE, 4TH FLOOR, WEST BAY ROAD GRAND CAYMAN KY1-1102 CAYMAN ISLANDS CONSOLIDATED WATER CO. LTD. 2026 Annual General Meeting Vote by May 31, 2026 11:59 PM ET You invested in CONSOLIDATED WATER CO. LTD. and it’s time to vote! You have the right to vote on proposals being presented at the Annual General Meeting. This is an important notice regarding the availability of proxy material(s) for the shareholder meeting to be held on June 1, 2026. Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 18, 2026. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. *Please check the meeting materials for any special requirements for meeting attendance. If you are attending the meeting in person, you will need to request a ballot to vote these shares. Vote in Person at the Meeting* June 1, 2026 3:00 p.m. Cayman Islands Time (4:00 p.m. ET) The Westin Grand Cayman Seven Mile Beach Resort & Spa Seven Mile Beach Grand Cayman, Cayman Islands

Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V90152-P46465-Z92089 Voting Items Board Recommends THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. 1. The election of nine directors to the Board of Directors. For Nominees: 01) Kimberly Anne Adamson 02) Linda Beidler-D’Aguilar 03) Carson K. Ebanks 04) Clarence B. Flowers, Jr. 05) Maria Elena Giner 06) Gerónimo Gutiérrez Fernández 07) Frederick W. McTaggart 08) Leonard J. Sokolow 09) Raymond Whittaker 2. The approval of the Company’s 2027 Employee Stock Incentive Plan. For 3. The approval of an Ordinary Resolution, attached as Exhibit A to the Proxy Statement, authorizing an increase of the share capital of the Company from (i) CI$12.5 million divided into 24,800,000 Ordinary Shares of par value CI$0.50 each and 200,000 Redeemable Preference Shares of par value CI$0.50 each to (ii) CI$25 million divided into 49,800,000 Ordinary Shares of par value CI$0.50 each and 200,000 Redeemable Preference Shares of par value CI$0.50. For 4. The approval of a Special Resolution, attached as Exhibit B to the Proxy Statement, adopting an amendment to the Company’s Amended and Restated Memorandum of Association relating to the increase of the share capital of the Company approved by Ordinary Resolution in Proposal 3. For 5. The approval of a Special Resolution, attached as Exhibit C to the Proxy Statement, adopting amendments to the Company’s Amended and Restated Articles of Association related to: (a) changing the requirements for the Company to purchase its own shares; (b) permitting the Company to cancel or hold as treasury shares any of its own shares that the Company has purchased, and to thereafter cancel or transfer any such treasury shares, and (c) the addition of the definitions of “Fair Market Value,” “Principal Trading Market,” “Trading Market” and “Treasury Share” in connection with the other modification to the Company’s Amended and Restated Articles of Association. For 6. The approval of a Special Resolution, attached as Exhibit D to the Proxy Statement, adopting the Amended and Restated Memorandum of Association and the Amended and Restated Articles of Association of the Company incorporating any and all amendments approved by Special Resolution in Proposals 4-5. For 7. An advisory vote on executive compensation. For 8. The ratification of the selection of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, at the remuneration to be determined by the Audit Committee of the Board of Directors. For NOTE: Such other business as may properly come before the meeting.